Exhibit 4.6

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is entered into as of April 15, 2010, by and among (i) Ryerson Holding Corporation, a Delaware corporation (the “Company”), (ii) Platinum Equity Capital Partners, L.P., a Delaware limited partnership (“PE”), (iii) Platinum Equity Capital Partners-PF, L.P., a Delaware limited partnership (“PE-PF”), (iv) Platinum Equity Capital Partners-A, L.P., a Delaware limited partnership (“PE-A”), (v) Platinum Equity Capital Partners II, L.P., a Delaware limited partnership (“PE II”), (vi) Platinum Equity Capital Partners-PF II, L.P., a Delaware limited partnership (“PE-PF II”), (vii) Platinum Equity Capital Partners-A II, L.P., a Delaware limited partnership (“PE-A II”), and (viii) Platinum Rhombus Principals, LLC, a Delaware limited liability company (“Rhombus Principals”, and together with PE, PE-PF, PE-A, PE II, PE-PF II and PE-A II, “Platinum”). Certain terms used herein are defined in Section 4.

W I T N E S S E T H:

WHEREAS, the parties hereto wish to agree to certain rights with respect to the registration of securities held by Platinum under the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Demand Registration Rights.

(a) Unless Section 3 herein is otherwise applicable, at any time after the date that is one hundred and eighty (180) days after the closing of the Company’s first underwritten public offering of its Shares (other than a registration (1) relating to employee benefit plans or (2) solely relating to shares to be sold under Rule 145 or a similar provision under the Securities Act), if Platinum requests in writing that the Company file a registration statement under the Securities Act for a firm commitment underwritten public offering of not less than 10% of Registrable Securities then outstanding (or any lesser percentage if the anticipated aggregate offering price of such offering, net of underwriting discounts and commissions, exceeds $20,000,000), the Company shall, within 10 days of receiving the written request for registration, use its commercially reasonable efforts to so register under the Securities Act such Registrable Securities requested to be registered. The Company shall not be obligated to effect more than two such demand registrations requested by Platinum.

(b) If the Company includes in any registration required under this Section 1 a number of shares other than Platinum’s Registrable Securities that exceeds the number of Platinum’s Registrable Securities to be included, then such registration, as to Platinum, shall be deemed to be a registration under Section 2 instead of this Section 1. In all other cases where the Company includes in such registration any shares other than Platinum’s Registrable Securities, such registration shall remain subject to this Section 1, provided that in no event shall other shares (of persons other than the Company) be included if such inclusion would (i) prevent Platinum from registering all Registrable Securities requested by it or (ii) adversely affect the offering price of Platinum’s Registrable Securities in such registration.

(c) It is a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 that Platinum furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be reasonably and customarily required to effect the registration of its Registrable Securities.

2. Piggyback Registration Rights.

(a) Whenever the Company proposes to register any equity securities for its own or others’ account under the Securities Act (other than a registration (1) relating to employee benefit plans or (2) solely relating to shares to be sold under Rule 145 or a similar provision under the Securities Act), the Company shall give Platinum prompt written notice of its intent to do so. Upon the written request of Platinum given within 10 business days after receipt of such notice, the Company shall include in such registration all Registrable Securities that Platinum shall request; provided that the Company shall have the right to postpone, delay, cancel, withdraw or terminate any registration made under this Section 2, whether or not Platinum has elected to include such securities in such registration.

(b) If the Company is advised in writing in good faith by any managing underwriter of the securities being offered pursuant to any registration statement under this Section 2 that, because of marketing considerations, the number of shares to be sold by the Company and Platinum is greater than the number of such shares that can be offered without adversely affecting the offering, then the equity securities proposed to be included in such registration shall be registered in accordance with the following priorities: (i) all shares sought to be registered by the Company will be registered first and (ii) all of the shares sought to be sold by Platinum shall be registered second, and in the case of (ii), such number of shares to be sold shall, if necessary, be reduced to a number deemed satisfactory by such managing underwriter.

3. Form S-3 Registration Rights. Following the closing of the Company’s first underwritten public offering of its Shares (other than a registration (1) relating to employee benefit plans or (2) solely relating to shares to be sold under Rule 145 or a similar provision under the Securities Act), the Company shall use its commercially reasonable efforts to qualify for registration on Form S-3 for secondary sales. After the Company has qualified for the use of Form S-3, Platinum shall have the right to request an unlimited number of registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of shares by Platinum), provided, however, that the Company shall have no obligation to effect a registration under this Section 3 (i) unless the aggregate offering price of the Registrable Securities requested to be sold pursuant to such registration is expected to be equal to or greater than $5,000,000 or (ii) within one hundred and eighty (180) days of the effective date of the most recent registration pursuant to this Section 3 in which Platinum’s Registrable Securities could have been included for sale or distribution. Upon receipt of any request for registration pursuant to this Section 3, the Company shall file a Form S-3 Registration Statement with the Commission and, as soon as practicable, use its commercially reasonable efforts to effect such registration and all related qualifications and compliances as may be requested and as would permit or facilitate the sale and distribution of all Registrable Securities as are specified in such request. If the Company qualifies to do so, it shall file an automatic Registration Statement on Form S-3 in response to any request for registration pursuant to this Section 3. In the case of an underwritten offering under this Section 3, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by Platinum.

4. Definitions.

(a) As used herein, “Affiliate” shall have the meaning given to it in Rule 405 promulgated under the Securities Act.

(b) As used herein, “Person” means any natural person or any corporation, limited liability company, partnership, trust or other entity.

(c) As used herein, “Qualified Transferee” means (i) any Affiliate of Platinum, (ii) for purposes of Section 1 and Section 2 only, the Company’s 1% stockholder as of the date hereof or (iii) any Person who acquires at least 5% of the Registrable Securities held by Platinum, provided that, a Qualified Transferee shall agree to be bound by and subject to the terms and conditions of this Agreement.

(d) As used herein, “Registrable Securities” means all Shares held by Platinum or a Qualified Transferee at any time, including without limitation any Shares of the Company acquired (or which may be acquired upon the exercise or conversion of securities for or into Shares of the Company) by Platinum or a Qualified Transferee pursuant to any preemptive right, right of first offer or otherwise, and any other Shares issued in respect of any of such securities (as a result of stock splits, stock dividends, stock combinations, reclassifications, recapitalizations or other similar events); provided, however, that such securities shall cease to be Registrable Securities upon any sale thereof pursuant to an effective registration statement under the Securities Act or that are sold pursuant to Rule 144 under the Securities Act.

(e) As used herein, “Shares” means the shares of Common Stock, par value $0.01 per share, in the Company outstanding from time to time.

5. Black-Out Periods. Notwithstanding anything in this Agreement to the contrary, if the Company shall furnish to Platinum initiating a registration pursuant to Section 1 or Section 3 a certificate signed by the President, Chief Executive Officer or Chief Financial Officer of the Company within 5 business days of receiving notice from Platinum under Section 1 or Section 3 stating that in the good faith judgment of the Board of Directors of the Company (a) it would be materially detrimental to the Company and its stockholders for such registration statement to become effective or to remain effective as long as such registration would otherwise be required to remain effective or (b) it would materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving the Company for such registration statement to become effective or to remain effective as long as such registration would otherwise be required to remain effective, then the Company shall have the right to defer the filing of such registration statement for a period (the “Black Out Period”) of not more than 90 days after delivery by the Company of the certificate referred to above. Notwithstanding the foregoing, the Company may not exercise the right to initiate a Black Out Period more than three times in any 12-month period totaling no more than 120 days in any 12-month period.

6. Selection of Underwriter. The underwriter(s) of any offering shall be selected by the Company, subject in the case of an underwritten offering effected under Section 1 or Section 3 hereof to approval by Platinum, which approval will not be unreasonably withheld.

7. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its commercially reasonable efforts to effect the registration of any of the Registrable Securities under the Securities Act, the Company shall:

(a) promptly file with the United States Securities and Exchange Commission (the “Commission”) a registration statement (and, in the case of a registration under Section 1 or Section 3, within 60 days of any request thereunder), in form and substance required by the Securities Act, with respect to such Registrable Securities and use its commercially reasonable efforts to cause that registration statement to become effective;

(b) prepare and file with the Commission any amendments and supplements to the registration statement and the prospectus included in the registration statement as may be necessary to keep the registration statement effective, in the case of a firm commitment underwritten public offering, until completion of the distribution of all securities described therein and, in the case of any other offering, until the earlier of (i) the sale of all Registrable Securities covered thereby or (ii) 180 days after the effective date thereof (and in the case of a registration under Section 1, 365 days);

(c) furnish to Platinum such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as Platinum may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by it;

(d) register or qualify the Registrable Securities covered by the registration statement under the securities or Blue Sky laws of such states as Platinum shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable Platinum to consummate the public sale or other disposition in such states of the Registrable Securities owned by Platinum; provided, however, that the Company shall not be required in connection with this paragraph (d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

(e) in connection with each registration covering an underwritten public offering, enter (and each participating holder agrees to enter) into a written agreement with the managing underwriter in such form and containing such provisions (including, if the underwriter so requests, customary contribution provisions on the part of the Company) as are customary in the securities business for such an arrangement between such underwriter and companies of the Company’s size and investment stature. Platinum shall also enter into and perform all its obligations under such an agreement;

(f) at the reasonable request of Platinum pursuant to Section 1, on the date on which such Registrable Securities are sold to the underwriter, provide (i) a legal opinion of the Company’s counsel addressed to such underwriters and (ii) a letter from the Company’s independent certified public accountants, each in customary form and substance;

(g) whenever the Company is registering any securities under the Securities Act and Platinum is selling securities under such registration, (i) keep Platinum advised of the initiation, progress and completion of such registration and (ii) allow Platinum and Platinum’s counsel to comment on the registration statement;

(h) make available for inspection by Platinum, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by Platinum or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by Platinum or any such underwriter, attorney, accountant or agent in connection with such registration statement;

(i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earning statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(j) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company will use its commercially reasonable efforts promptly to obtain the withdrawal of such order; and

(k) as of the effective date of any registration statement relating thereto, cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, and, if not so listed, to be listed on the New York Stock Exchange or the Nasdaq National Market.

8. Expenses. The Company will pay all expenses incurred in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, transfer taxes, fees and expenses of counsel for the Company and the fees and expenses of one counsel selected by Platinum to represent them, state securities or Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts and selling commissions relating to the sale of the Registrable Securities. The obligation of the Company to bear expenses described in this Section 8 shall apply irrespective of whether a registration becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur.

9. Notification. The Company shall promptly notify Platinum of any event that results in the prospectus included in such registration statement or such registration statement, as then in effect, containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. At the request of Platinum, the Company will as soon as possible prepare and furnish to Platinum a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

10. Indemnification and Contribution.

(a) Indemnification by the Company. The Company shall indemnify and hold harmless Platinum, its officers, directors, managers, stockholders, partners and Affiliates, each underwriter of the Registrable Securities being sold by Platinum, and each controlling person of any of the foregoing, against any and all claims, losses, damages, expenses and liabilities, joint or several (including any investigation, legal or other expenses incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), as the same are incurred, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document delivered or made available to investors relating to such Registrable Securities (or in any related registration statement or any amendment or supplement thereto) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any other applicable law, rule or regulation, applicable to the Company and relating to action or inaction required of the Company in connection with any registration, qualification or compliance contemplated by this Agreement, and will reimburse Platinum, each of its officers, directors, managers, members, partners and Affiliates, and each such underwriter and controlling person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, expense or action, whether or not resulting in liability; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, expense or liability arises out of or is based on any untrue statement or omission based upon and in conformity with written information furnished to the Company by Platinum or such underwriter and stated to be specifically for use therein; provided, further, that the indemnity contained in this Section 10(a) will not apply to amounts paid in settlement of any such claim, loss, damage, expense or liability if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).

(b) Indemnification by the Holders of Registrable Securities. Platinum shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each underwriter of the Registrable Securities, each other participating holder of Registrable Securities, its officers, directors, managers, stockholders, partners and Affiliates, and each controlling person of any of the foregoing, against all claims, losses, damages, expenses and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document delivered or made available to investors relating to such Registrable Securities (or in any related registration statement or any amendment or supplement thereto) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such director, officer, manager, stockholder, other participating holder, partner, Affiliate or controlling person referred to above for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, expense, liability or action, whether or not resulting in liability; provided, however, that Platinum will not be liable in any such case except to the extent that any such claim, loss, damage, expense or liability arises out of any untrue statement or omission based upon and in conformity with written information furnished to the Company by Platinum and stated to be specifically for use therein, and provided, further, that no holder of Registrable Securities will be liable under this Section 10(b) for losses, costs, damages or expenses exceeding in the aggregate the net proceeds paid to Platinum in such offering; provided, further, that the indemnity contained in this Section 10(b) will not apply to amounts paid in settlement of any such claim, loss, damage or liability if such settlement is effected without the consent of Platinum (which consent will not be unreasonably withheld).

(c) Procedures for Indemnification. Each party entitled to indemnification under Sections 10(a) or 10(b) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld or delayed); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the Indemnifying Party is materially prejudiced thereby. The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expenses if the Indemnified Party shall believe in good faith that representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed.

(d) Contribution. If the indemnification provided for in Sections 10(a) or 10(b) is unavailable to any Indemnified Party thereunder in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to in such subsections, then each Person that would have been an Indemnifying Party thereunder shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other. The relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, or whether such losses, claims, damages or liabilities (or actions in respect thereof) arose out of the action or failure to act of one or more of such parties. Notwithstanding the foregoing, (i) Platinum will not be required to contribute any amount in excess of the net proceeds paid to Platinum of all Registrable Securities sold by Platinum pursuant to such registration statement except in the case of fraud by Platinum, and (ii) no Person guilty of fraudulent misrepresentation, within the meaning of Section 10(f) of the Securities Act, shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

11. Reports Under Exchange Act. With a view to making available to Platinum the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit Platinum to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use its commercially reasonable efforts to satisfy the requirements of all such rules and regulations (including the requirements for public information, registration under the Exchange Act and timely reporting to the Commission) at the earliest possible date (but in any event not later than 90 days) after the effective date of the registration statement for its first registered public offering. The Company will furnish to Platinum, within 5 business days, whenever requested, a written statement as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, a copy of its most recent annual or quarterly report, and such other reports and information filed by the Company as Platinum may reasonably request in writing in connection with the lawful sale of Registrable Securities without registration.

12. Registration Rights of Others. The Company will not, without the prior written consent of Platinum, grant to any Person (other than in connection with an assignment made pursuant to Section 16) the right to (a) require the Company to initiate the registration of any securities or (b) require the Company to include in any registration securities owned by such Person, unless under the terms of such arrangement Platinum may include securities in such registration only to the extent that the inclusion thereof does not limit the number of Registrable Securities included therein or adversely affect the offering price thereof. The Company represents and warrants that it has not granted any Person the right to require the Company to initiate the registration of any securities or include in any registration any securities owned by any Person.

13. Adjustments Affecting Registrable Securities. Except as otherwise provided herein, the Company will not effect a stock split or dividend or a combination of shares or take any similar action, or permit any similar change to occur, with respect to its Shares which would materially and adversely affect the ability of Platinum to include Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares) in any material respect.

14. Lock-Up Agreement. Platinum agrees that in connection with the initial public offering of the Shares of the Company, upon the request of the managing underwriter in such offering, Platinum will not (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the Company’s securities held by Platinum (other than those included in such registration), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Company’s securities held by Platinum, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Shares of the

Company or other securities, in cash or otherwise, without the prior written consent of such underwriter, for such period of time as may be requested by such underwriter (which period shall commence as of the effective date of such registration and end no later than 180 days after the effective date of such registration).

15. Notices. All notices, demands, requests or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, or by United States mail, certified or registered with return receipt requested, or by nationally recognized overnight courier service, to the addresses of the respective parties set forth on the signature pages hereto (or, if the address of a holder of Registrable Securities is not included therein, at the address of such holder on the Company’s books and records).

16. Assignment; Successors and Assigns. The Company may not assign this Agreement or any of its rights hereunder, or delegate the performance of any of its obligations hereunder, except with the consent of Platinum. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns including, without limitation, any Qualified Transferee (such that any Person that acquires Registrable Securities from a party hereto shall be bound by (and have the benefit of) the provisions of this Agreement to the same extent as the transferor of such securities).

17. Survival. This Agreement, including without limitation the obligations of the parties under Section 10, shall survive until the expiration of the applicable statute of limitations and in the case of Platinum, in no event, longer than 5 years after the sale of all of its Registrable Securities.

18. Severability; Governing Law; Venue. If any provision of this Agreement is rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other provision of this Agreement. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of Delaware, without regard to its choice of law principles. Any legal action or proceeding with respect to this Agreement will be brought exclusively in the courts of the State of Delaware or of the United States of America for the District of Delaware, and any appellate court from any thereof, and, by execution and delivery of this Agreement, each of the Company and Platinum hereby (i) accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and (ii) consents that any such action or proceeding may be brought exclusively in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same. Each of the Company and Platinum irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the Company or Platinum, as the case may be, at its notice address specified in Section 15, such service to become effective thirty (30) days after such mailing.

19. Amendments; Waivers. This Agreement shall be amended, modified or waived only with the written consent of (a) the Company and (b) Platinum. No failure to exercise or delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

20. Counterparts. This Agreement may be executed in one or more counterparts, and with counterpart signature pages (including signature pages delivered by facsimile), each of which shall be an original, but all of which together shall constitute one in the same Agreement.

21. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other documents and agreements contemplated herein. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any other document or agreement contemplated herein, this Agreement and such other documents and agreements shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authoring any of the provisions of this Agreement or any other documents or agreements contemplated herein.

[SIGNATURE PAGES FOLLOW]

The parties hereto have executed and delivered this Agreement as of the date first above written.

COMPANY:

RYERSON HOLDING CORPORATION

By:	/s/ Terence R. Rogers
	Name:	Terence R. Rogers
	Title:	Chief Financial Officer

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STOCKHOLDERS:

PLATINUM EQUITY CAPITAL PARTNERS, L.P.

By:	Platinum Equity Partners, LLC, its general partner

By:	Platinum Equity Investment Holdings, LLC, its senior managing member

By:	/s/ Mary Ann Sigler
Name:	Mary Ann Sigler
Title:	Vice President

PLATINUM EQUITY CAPITAL PARTNERS-PF, L.P.

By:	Platinum Equity Partners, LLC, its general partner

By:	Platinum Equity Investment Holdings, LLC, its senior managing member

By:	/s/ Mary Ann Sigler
Name:	Mary Ann Sigler
Title:	Vice President

PLATINUM EQUITY CAPITAL PARTNERS-A, L.P.

By:	Platinum Equity Partners, LLC, its general partner

By:	Platinum Equity Investment Holdings, LLC, its senior managing member

By:	/s/ Mary Ann Sigler
Name:	Mary Ann Sigler
Title:	Vice President

[SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

PLATINUM EQUITY CAPITAL PARTNERS II, L.P.

By:	Platinum Equity Partners II, LLC, its general partner

By:	Platinum Equity Investment Holdings II, LLC, its senior managing member

By:	/s/ Mary Ann Sigler
Name:	Mary Ann Sigler
Title:	Vice President

PLATINUM EQUITY CAPITAL PARTNERS-PF II, L.P.

By:	Platinum Equity Partners II, LLC, its general partner

By:	Platinum Equity Investment Holdings II, LLC, its senior managing member

By:	/s/ Mary Ann Sigler
Name:	Mary Ann Sigler
Title:	Vice President

PLATINUM EQUITY CAPITAL PARTNERS-A II, L.P.

By:	Platinum Equity Partners II, LLC, its general partner

By:	Platinum Equity Investment Holdings II, LLC, its senior managing member

By:	/s/ Mary Ann Sigler
Name:	Mary Ann Sigler
Title:	Vice President

[SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

PLATINUM RHOMBUS PRINCIPALS, LLC

By:	Platinum Equity Investment Holdings II, LLC, its senior managing member

By:	/s/ Mary Ann Sigler
Name:	Mary Ann Sigler
Title:	Vice President

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